                                                                    EXHIBIT 10.1

                                 LEASE AGREEMENT
                                BURTON HILLS III

                              - TABLE OF CONTENTS -

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                                                                                       Page No.
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ARTICLE 1 - LEASE OF PREMISES................................................................2

ARTICLE 2 - TERM AND POSSESSION..............................................................3

ARTICLE 3 - RENT.............................................................................5

ARTICLE 4 - SECURITY DEPOSIT.................................................................8

ARTICLE 5 - OCCUPANCY AND USE................................................................8

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES...........................................10

ARTICLE 7-  REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES....................11

ARTICLE 8 - FIRE OR OTHER CASUALTY; CASUALTY INSURANCE......................................12

ARTICLE 9 - GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE.........................14

ARTICLE 10 - EMINENT DOMAIN.................................................................15

ARTICLE 11 - LIENS..........................................................................15

ARTICLE 12 - RENTAL, PERSONAL PROPERTY AND OTHER TAXES......................................16

ARTICLE 13 - ASSIGNMENT AND SUBLETTING......................................................16

ARTICLE 14 - TRANSFERS BY LANDLORD..........................................................17

ARTICLE 15 - DEFAULTS AND REMEDIES..........................................................17

ARTICLE 16 - LANDLORD'S RIGHT TO RELOCATE TENANT............................................19

ARTICLE 17 - NOTICE AND PLACE OF PAYMENT....................................................19

ARTICLE 18 - TENANT'S ENVIRONMENTAL REPRESENTATIONS, COVENANTS AND INDEMNITIES..............20

ARTICLE 19 - MISCELLANEOUS GENERAL PROVISIONS...............................................20

SCHEDULE OF EXHIBITS........................................................................25

EXHIBIT A-1.................................................................................26

EXHIBIT A-2.................................................................................27

EXHIBIT B...................................................................................28

EXHIBIT C...................................................................................29

EXHIBIT D...................................................................................32
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


                                 LEASE AGREEMENT
                                BURTON HILLS III


     THIS LEASE ("Lease"), made this 24th day of February, 1999, by and between BURTON HILLS III, L. L. C., a Tennessee limited liability company ("Landlord") and Amsurg Corporation, a ("Tenant"),

                               W I T N E S S E T H:

ARTICLE 1 - LEASE OF PREMISES

Section 1.01. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions hereinafter set forth, office space on the Fifth (5th) Floor in the office building described below that is commonly known as Burton Hills III, Nashville, Davidson County, Tennessee, and which is situated on the tract of land described in Exhibit A-1 attached hereto (the "Building"), for the term hereinafter specified. The space in the Building hereby leased to Tenant is set forth in Item B of the Basic Lease Provisions and is outlined on Exhibit A-2 attached hereto (the "Leased Premises").

Section 1.02.  Basic Lease Provisions.

A.       Building Name:       Burton Hills III
         Address:             20 Burton Hills Boulevard
                              Nashville, Tennessee  37215

B.       Rentable Area of Leased Premises: 22,061 square feet;

C.       Building Expense Percentage: 20.64 %;

D.       Minimum Annual Rent: Based on Rent Per Square foot as specified below;

         Rent Schedule:

         Year 1:  $21.50/RSF                Year 6:   $24.00/RSF
         Year 2:  $22.00/RSF                Year 7:   $24.50/RSF
         Year 3:  $22.50/RSF                Year 8:   $25.00/RSF
         Year 4:  $23.00/RSF                Year 9:   $25.00/RSF
         Year 5:  $23.50/RSF                Year 10:  $25.00/RSF

E. Monthly Rental Installments: Based on Minimum annual Rent and Rentable Area of Leased Premises as described above;

F. Term: Ten (10) years and zero months (plus the number of days in the month or partial month in which the Commencement Date occurs);

G.       Target Commencement Date:   June 1, 1999;

H.       Security Deposit:  One month rent;

I.       Broker:  Alex Palmer & Co.;

J.       Permitted Use:  General office purposes;

K.       Space Plan Approval Date:  March 15, 1999; (See Exhibit B);

L.       Options:  Two (2) Five (5) year options;



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M.       Expiration Date: The last day of the month that is one hundred and twenty (120) months after the month in which the Commencement Date occurs, or such earlier date of any termination of this Lease;

N.       Address for payments and notices:

         Landlord:         Burton Hills III, L. L. C.
                           c/o Alex S. Palmer & Company
                           Palmer Plaza, Suite 1600
                           1801 West End Avenue
                           Nashville, TN 37203

         Tenant:           Amsurg Corporation
                           20 Burton Hills Boulevard
                           Nashville, TN 37215


O. Delinquency Interest Rate: An annual percentage rate of interest equal to three percentage points (3%) in excess of the "Prime Rate" from time to time published in the Money Rates section of The Wall Street Journal, which rate as published on the last publication day in any month shall be deemed to be the appropriate reference rate for the entire next succeeding calendar month; provided, however, that in no event shall the Delinquency Interest Rate exceed the maximum contract rate of interest from time to time allowed to be charged under applicable law. Should The Wall Street Journal cease the publication of its Prime Rate, the Lessor shall have the right to designate a comparable reference rate.

P. Lease Month: The calendar month or partial calendar month in which the Commencement Date occurs, and each subsequent calendar month during the Term.

Q. Lease Year: The period ending on the last day of the twelfth (12th) month after the month in which the Commencement Date occurs, and the successive annual period(s), if any, ending on each subsequent anniversary of said date.

ARTICLE 2 - TERM AND POSSESSION

Section 2.01. Term. The term of this Lease shall be the period of time specified in Item F of the Basic Lease Provisions and shall commence on: (i) the Target Commencement Date as provided in Item G of the Basic Lease Provisions (and as further described in Exhibit B); or (ii) such date as Tenant takes possession or commences use of the Leased Premises, but in no event more than thirty (30) days after a Certificate of Occupancy is issued. In the event the Premises are not ready for occupancy by Tenant on the Commencement Date because the Leasehold Improvements (as defined in the Work Letter Agreement, Exhibit "F") are not substantially complete or for any other reason, the obligations of Landlord and Tenant shall nevertheless continue in full force and effect, but if the Premises are not ready for occupancy for reasons solely caused by the actions or inactions of Landlord, then the Base Rental attributable to the Premises as provided in Paragraph 3 hereof shall abate and not commence until the date the Leasehold Improvements to the Premises are ready for occupancy. Such abatement of Base Rental shall constitute full settlement of all claims that Tenant may otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Commencement Date, and the Term shall be extended by a period of time equivalent to the period of time which elapses between the Commencement Date and the date that the Leasehold Improvements to the Premises are substantially complete. The date of commencement as defined above, hereinafter called the "Commencement Date," and the "Expiration Date" shall be confirmed by Tenant as provided in Section 2.03. Notwithstanding any provision herein to the contrary, in no event shall the Commencement Date occur prior to June 1, 1999.


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

Section 2.02. Construction of Tenant Finish Improvements and Possession. Landlord agrees to perform and complete the work on the tenant finish improvements in the Leased Premises as set out in Exhibit B, subject to events and delays due to causes beyond its reasonable control, and shall give written notice of the day on which its work shall be completed. From and after receipt of said notice or earlier with the consent of Landlord, Tenant shall have the right and privilege of going onto the Leased Premises to complete interior decoration work and to prepare the Leased Premises for its occupancy; provided, however, that its schedule in so doing shall be communicated to Landlord and the approval of Landlord secured so as not to interfere with other work of Landlord being carried on at the time; and provided further that Landlord shall have no responsibility or liability whatsoever for any loss or damage to any of Tenant's leasehold improvements, fixtures, equipment or any other materials installed or left in the Leased Premises prior to the Commencement Date.

Section 2.03. Tenant's Acceptance of the Leased Premises. Upon delivery of possession of the Leased Premises to Tenant as hereinbefore provided, Tenant shall execute a letter of understanding acknowledging (i) the Commencement Date and the Expiration Date of this Lease, and (ii) that Tenant has accepted the Leased Premises for occupancy and that the condition of the Leased Premises, including the tenant finish improvements constructed thereon by Landlord, and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, except for any defects as to which Tenant shall give written notice to Landlord within sixty (60) days after such delivery. Landlord shall promptly thereafter correct all such defects. Such letter of understanding shall become a part of this Lease. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises in the manner described in this Section 2.03, including and subject to the sixty (60) day notice period, even though the letter of understanding provided for herein may not have been executed by Tenant.

Section 2.04. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to re-enter the Leased Premises without terminating this Lease, Tenant shall immediately surrender the Leased Premises to Landlord, together with all alterations, improvements and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, ordinary wear and tear excepted, failing which Landlord may restore the Leased Premises to such condition at Tenant's expense. Upon such expiration or termination, Tenant shall have the right to remove its personal property (as described in Article 7). Tenant shall promptly repair any damage caused by any such removal, and shall restore the Leased Premises to the condition existing prior to the installation of the items so removed. This provision shall survive the expiration or earlier termination of this Lease.

Section 2.05. Holding Over. If Tenant holds over after the expiration or earlier termination of this Lease with the consent of Landlord, Tenant shall become a tenant from month to month at a rate of 125% of their rent at the time for the Leased Premises in effect upon the date of such expiration, (subject to adjustment as provided in Article 3 hereof and prorated on a daily basis), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. Notwithstanding the foregoing provision, no holding over by Tenant shall operate to extend this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant's being given thirty (30) days prior written notice from Landlord to vacate. The foregoing provisions of this Section
2.05 are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

Section 2.06. Quiet Enjoyment. So long as Tenant is not in default hereunder, Landlord covenants and agrees that Tenant may peaceably hold and quietly enjoy the Leased Premises subject to and upon the terms and conditions of this Lease.

Section 2.07. Extension Option(s). Tenant shall have two (2) successive options to extend the Term of this Lease for a period of sixty (60) months each provided that Tenant



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

is not in default hereunder at the time of the exercise of such option. In each instance, notice of the exercise of Tenant's option to extend shall be given to Landlord not less than twelve (12) months prior to the expiration of the then effective Term hereof. Upon commencement of the first exercised extension, Landlord agrees to repaint, rewallpaper, restain doors, and recarpet the Leased Premises as required by the Tenant at Landlord's expense, up to a maximum of $8.00/RSF.

Minimum Annual Rent and Monthly Rental Installments during any extension of the Term shall be at market rates for Class A buildings in the Burton Hills submarket, but not less than the rent and operating expense adjustments during the last year of the term, and all other terms, conditions and provisions of this Lease shall continue in full force and effect and be applicable during any such extension.

Section 2.08. Right of Expansion. Landlord grants Tenant the right of first refusal to lease any space on the Fourth Floor of the building that becomes available during the Term of this Lease, at rates equal to the then current rental rates in effect under this Lease or any amendments thereof. The term of any such expansion shall be for a minimum of five (5) years. This Right of Expansion shall remain in effect for any extensions pursuant to Section 2.07. Tenant agrees to provide written notice of its intention to lease the space within fourteen (14) days of Landlord's notice that the space has or will become available.

Tenant Improvement Allowance for expansion space is to be $8.00/RSF. All costs attributable to the finish or improvement of expansion space in excess of the Tenant Improvement Allowance shall be paid by Tenant.

ARTICLE 3 - RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord as Minimum Annual Rent for the Leased Premises the sums specified in Item D of the Basic Lease Provisions, payable in equal consecutive Monthly Rental Installments as specified in Item E of the Basic Lease Provisions, in advance, without notice, and without deduction or offset, on or before the first day of each and every calendar month during the term of this Lease; provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month or the Expiration Date shall be a day other than the last day of a calendar month, the Monthly Rental Installment for such first or last fractional month shall be prorated.


Section 3.02.  Annual Rental Adjustment.

A. Definitions. For purposes of this Section 3.02, the following definitions shall apply:

         1. "Annual Rental Adjustment" - shall mean the amount of Tenant's Proportionate Share of Operating Expenses for a particular calendar year.

                  2. "Operating Expenses" - shall mean the amount of all of Landlord's direct costs and expenses paid or incurred in operating and maintaining the Building (including the Common Areas as defined in Section 18.03 and the land described in Exhibit A-1) for a particular calendar year as determined by Landlord in accordance with generally accepted accounting principles, consistently applied, including all additional direct costs and expenses of operation and maintenance of the Building that Landlord reasonably determines that it would have paid or incurred during such year if the Building had been ninety five percent (95%) occupied, including by way of illustration and not limitation: all general real estate taxes and all special assessments levied against the Building (hereinafter called "real estate taxes"), other than penalties for late payment; costs and expenses of contesting the validity or amount of real estate taxes; insurance premiums, water, sewer, electrical and other utility charges other than any separately billed electrical and other charges paid by Tenant as provided in this Lease;


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

                  service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; cleaning and other janitorial services; rubbish removal; snow removal; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees; management fees which are not to exceed four percent (4%) of the total Building revenue; wages and related employee benefits payable for the maintenance and operation of the Building; amortization of capital improvements that produce a net reduction in operating but only to the extent of the cost savings achieved during the period billed to Tenant; and in general all other costs and expenses that would, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses, including those that normally would be amortized over a period not to exceed five (5) years. Operating Expenses shall not include capital expenses, except expressly permitted herein, depreciation, or costs of compliance with governmental regulations that were required at the commencement date, relating to hazardous materials or ambient air standards. There shall also be included in Operating Expenses the cost (or portion thereof reasonably allocable to the Building, amortized over such period as Landlord shall reasonably determine together with an assumed interest factor of ten percent [10%] per annum on the unamortized balance) of any capital improvements made to the Building by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed.

         3. "Building Expense Percentage" - shall mean the percentage specified in Item C of the Basic Lease Provisions. This percentage was determined by dividing the Rentable Area of Leased Premises as specified in Item B of the Basic Lease Provisions by the total rentable area in the Building.

                  Notwithstanding the foregoing, in the event that any Building tenant is solely and individually responsible for payment of one or more components of Operating Expenses as they relate solely to such tenant's leased premises (e.g., such tenant's electrical service is separately metered and billed to such tenant), the Building Expense Percentage of each other Building tenant (including Tenant) with respect to such component(s) of Operating Expenses as they relate to other leased premises in the Building shall be a fraction, the numerator of which is such other tenant's rentable area of leased premises, and the denominator of which is the aggregate rentable area of leased premises of all tenants not solely and individually responsible for payment of such component(s) as they relate to their own leased premises.

         4. "Landlord's Share of Operating Expenses" - shall be an amount equal to $7.00 times the Rentable Area of Leased Premises as specified in Item B of the Basic Lease Provisions.

         5. "Tenant's Proportionate Share of Operating Expenses" shall be an amount equal to the remainder of (i) the product of Tenant's Building Expense Percentage times the Building Operating Expenses, less (ii) Landlord's Share of Operating Expenses.

B. Payment Obligation. In addition to the Minimum Annual Rent specified in this Lease, Tenant shall pay to Landlord as additional rent for the Leased Premises, in each calendar year or partial calendar year during the term of this Lease, an amount equal to the Annual Rental Adjustment for such calendar year or partial calendar year.

         1. Tenant's Annual Proportionate Share of Building Operating Expenses - The Annual Rental Adjustment shall be estimated annually by Landlord. Tenant shall pay to Landlord each month, at the same time the Monthly Rental



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                  Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment.

         2. Increases in Estimated Annual Rental Adjustment - If real estate taxes, the cost of utility or janitorial services or any other Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year. ". Increases in the Basic Rental Rate due to Tenant's Proportionate Share of the Basic Costs Excess for any twelve (12) month period shall not increase by more than five percent (5%) per annum on a cumulative basis. Such cap shall not apply to extraordinary real estate tax increases.

         3. Adjustment to Actual Annual Rental Adjustment - Following the end of each calendar year (or partial calendar year, as appropriate) during the term of this Lease, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Annual Rental Adjustment during such period. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual amount of Tenant's Annual Rental Adjustment for such period and the estimated amount paid by Tenant for such period. If this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, then the actual amount of Tenant's Proportionate Share of Operating Expenses for such partial calendar year shall be prorated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year.

         4. Tenant Verification - Only upon fifteen (15) days written notice to Landlord, Tenant or its accountants shall have the right to inspect, at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of Landlord's statement of the actual amount of Tenant's Annual Rental Adjustment, such of Landlord's books of account and records as reasonably pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. In the event Tenant's examination reveals that an error has been made in Landlord's determination of the Operating Expenses payable by Tenant and Landlord agrees with such determination, then the amount of such adjustment shall be payable by Landlord to Tenant immediately upon demand therefore. In the event Tenant's examination reveals that an error has been made in Landlord's determination of the amount of Operating Expenses payable by Tenant and Landlord disagrees with the results thereof, Landlord and Tenant shall, for up to thirty (30) days thereafter, attempt to reconcile such differences. In the event Landlord and Tenant are unable to reconcile their results, they shall mutually agree on an independent certified public accountant whose determination of the amount of Operating Expenses payable by Tenant under this paragraph shall be conclusive.

Section 3.03. Contribution for Certain Tenant Finish Improvements. Tenant shall pay to Landlord the cost of Tenant's non-standard work for tenant finish improvements as provided in Exhibit B and a mutually acceptable space plan.



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ARTICLE 4 - SECURITY DEPOSIT

As security for the performance and observance by Tenant of all of its obligations under this Lease, Tenant has deposited with Landlord the sum specified in Item H of the Basic Lease Provisions, which sum shall be held by Landlord as a security deposit during the terms of this Lease. If Tenant performs and observes all of the terms, conditions and covenants of this Lease that are required to be performed and observed by it, Landlord shall return the security deposit, or balance thereof then held by Landlord, without interest, to Tenant within thirty (30) days after the expiration of this Lease or after Tenant surrenders possession of the Leased Premises, whichever is later. In the event of a default by Tenant in the payment of rent or the performance or observance of any of the other terms, conditions, or covenants of this Lease, then Landlord may, at its option and without notice, apply all or any part of the security deposit in payment of such rent or to cure any other such default; and if Landlord does so, Tenant shall, upon request, deposit with Landlord the amount so applied so that Landlord will have on hand at all times during the term of this Lease the full amount of the security deposit. Landlord shall not be required to hold the security deposit as a separate account, but may commingle it with Landlord's other funds.

In the event of a sale of the Building, Landlord shall have the right to transfer the security deposit to its purchaser, and Landlord shall thereupon be released from all responsibility for the return of such deposit provided that the obligation and responsibility is assumed and acknowledged by the new purchaser. In such event, Tenant agrees to look solely to the new purchaser for the return of such deposit. In the event of an assignment of this Lease by Tenant, the security deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility for the return of such deposit to the assignor.

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01. Occupancy. Tenant shall use and occupy the Leased Premises for the purposes set forth in Item J of the Basic Lease Provisions and shall not use the Leased Premises for any other purpose except with the prior written consent of Landlord, which consent will not be unreasonably withheld.

Section 5.02. Covenants of Tenant Regarding Use. In connection with its use of the Leased Premises, Tenant agrees to do the following:

A. Tenant shall use the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner.

B. Tenant shall not use the Leased Premises for any unlawful purpose or act; shall not commit or permit any waste or damage to the Leased Premises; shall comply with and obey all laws, regulations and orders of any governmental authority or agency, all reasonable directions of the Landlord, including the Building Rules and Regulations attached hereto as Exhibit C, as the same may be modified from time to time by Landlord on reasonable notice to Tenant; shall not do or permit anything to be done in or about the Leased Premises that will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of the Building Rules and Regulations, but agrees to take reasonable measures to assure such other tenant's compliance.

C. Tenant shall not overload the floors of the Leased Premises beyond their designed weight-bearing capacity, which Landlord has determined to be eighty (80) pounds per square foot live load, including an allowance for partition load. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures that Tenant desires to place in the Leased Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture that exceeds the weight limit specified herein. Landlord hereby acknowledges that the placement of Tenant's equipment, furniture, and fixtures as set forth in Exhibit A-2 is approved.


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

D. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner that would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Leased Premises and attributable to the use being made of the Leased Premises by Tenant.

E. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on the Building, except for such tenant identification information as Landlord permits to be included or shown on the directory board in the main lobby and on or adjacent to the access door or doors to the Leased Premises.

Section 5.03. Landlord's Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the Common Areas by Tenant, its employees, agents, customers and invitees, each of which may be exercised without notice or liability to Tenant:

A. Landlord may install such signs, advertisements or notices or tenant identification information on the directory board or tenant access doors as it shall deem necessary or proper.

B. Landlord shall approve or disapprove, prior to installation, all types of drapes, shades and other window coverings used in the Leased Premises, and may control all internal lighting that may be visible from outside the Leased Premises.

C. Landlord shall approve or disapprove all sign painting and lettering used on the Leased Premises and the Building, including the suppliers thereof.

D. Landlord may grant to any person the exclusive right to conduct any business or render any service in the Building, provided that such exclusive right shall not operate to limit Tenant from using the Leased Premises for the use permitted in Item J of the Basic Lease Provisions.

E. Landlord may control the Common Areas in such manner as it deems necessary or proper, including by way of illustration and not limitation: requiring all persons entering or leaving the Building to identify themselves and their business in the Building; excluding or expelling any peddler, solicitor or loud or unruly person from the Building; and closing or limiting access to the Building or any part thereof, including entrances, corridors, doors and elevators, during times of emergency repairs or after regular business hours.

Section 5.04. Access to and Inspection of the Leased Premises. After providing 24 hours notice to Tenant and with permission of Tenant, whose permission will not be unreasonably withheld, Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. No notice or permission is necessary in situations requiring Landlord's immediate attention with regards to emergency repairs or protection of the premises. In addition, during the last ninety (90) days of the Term, Landlord, its employees and agents shall have the right to enter any part of the Leased Premises at reasonable times for the purposes of showing the same to prospective tenants. If representatives of Tenant shall not be present to open and permit such entry into the Leased Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Leased Premises by means of a master or pass key or otherwise. Landlord shall incur no liability



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

to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.


ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES

Section 6.01. Services to be Provided. Provided Tenant is not in default, Landlord shall furnish to Tenant, except as noted below, the following utilities and other building services to the extent reasonably necessary for Tenant's comfortable use and occupancy of the Leased Premises for general office use or as may be required by law or directed by governmental authority:

A. Heating, ventilation and air-conditioning between the hours of 7:00 a.m. and 6:00 p.m. on Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday of each week except on legal holidays; however, if Tenant shall require air conditioning (heating and cooling) during any season outside the hours and days above specified, Landlord shall furnish to same for the area or areas specified in a written request of Tenant delivered to the manager of the Building by 5:00 p.m. of the business day immediately preceding the day of extra usage, and for such service, Tenant shall pay Landlord, upon receipt of a bill therefor, an amount calculated at a rate of $25.00 per hour of actual usage by Tenant during the initial five (5) Lease Years, and thereafter at a rate commensurate with rates charged in other similar office buildings in Nashville.

B.       Electrical current not to exceed five (5) watts per square foot;

C.       Water in the Common Areas for lavatory and drinking purposes;

D. Automatic elevator service with accessibility to be determined by Tenant;

E. Cleaning and janitorial service, including the supplying and installing of paper towels, toilet tissue and soap in the Common Areas on Monday through Friday of each week except legal holidays; provided, however, Tenant shall be responsible for carpet cleaning other than routine vacuuming;

F.       Washing of windows at intervals reasonably established by Landlord;

G. Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting (Landlord's standard tenant finish improvements being described in Exhibit B) as required from time to time as a result of normal usage;

H. Cleaning and maintenance of the Common Areas, including the removal of rubbish and snow; and

I.       Repair and maintenance to the extent specified elsewhere in this Lease.

Notwithstanding the foregoing, it is understood and agreed that at Landlord's option, electrical service for the Leased Premises (including but not limited to the electrical power used to operate the heating, ventilation and air conditioning equipment serving the Leased Premises) may be separately metered for the Leased Premises, in which event (i) Tenant shall be responsible for the timely payment of all charges for electric power supplied through such meter,
(ii) neither Landlord nor any other tenant in the Building shall have any obligation to pay for all or any part of the charges for electric power used in the Leased Premises or the operations thereof, and (iii) the only electric service charges that will be included by Landlord in the Operating Expenses for purposes of Tenant's Annual Rental Adjustment will be those relating to the Common Areas (including but not limited to the parking garage and the foyers, hallways and corridors of the Building).

Section 6.02. Additional Services. If Tenant requests any other utilities or building services in addition to those identified above or any of the above utility or building services in frequency, scope, quality or quantity substantially greater than those that

Landlord determines are normally required by other tenants in the Building for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the costs thereof shall be determined solely by Landlord, exercising its reasonable business judgment, and shall be borne by Tenant, who shall reimburse Landlord monthly for the same as additional rent at the same time Monthly Rental Installments and other additional rent is due. If any lights, machines or equipment (including but not limited to computers) used by Tenant in the Leased Premises materially affect the temperature otherwise maintained by the Building's air-conditioning system or generate substantially more heat in the Leased Premises than that which normally would be generated by the lights and business machines typically used by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment that Landlord reasonably considers necessary in order to restore the temperature balance between the Leased Premises and the rest of the building, including equipment that modifies the building's air-conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this Section 6.02.

Without Landlord's prior written consent, Tenant's use of electric current shall not exceed the capacity of the feeders to the Building or the risers or wiring installations, nor shall Tenant install or connect any computer, electronic data processing or other electrical equipment that in the aggregate causes Tenant's electrical usage to exceed five (5) watts per square foot. If Landlord determines that Tenant's electrical usage exceeds the aforesaid limit or otherwise exceeds the designed load capacity of the Building's electrical system or is in any way incompatible therewith, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to the electrical system or other parts of the building or Leased Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided in this Section 6.02.

Section 6.03. Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified in Section 6.01 may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services, and that any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Leased Premises or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease.

ARTICLE 7- REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

Section 7.01. Repair and Maintenance of Building. Subject to Section 7.02 and except for any repairs made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers and invitees, Landlord shall make all necessary repairs to the roof, exterior walls, exterior doors, windows, corridors and other Common Areas of the Building, and Landlord shall keep the Building in a safe, clean and neat condition and use reasonable efforts to keep all equipment used in common with other tenants, such as elevators, plumbing, heating, air conditioning and similar equipment, in good condition and repair. Except as provided in Article 8 and Article 10 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Leased Premises or in or to any fixtures, appurtenances and equipment therein or thereon.

Section 7.02. Repair and Maintenance of Leased Premises. Landlord shall keep and maintain the Leased Premises in good order, condition and repair. Except for the services to be provided by Landlord (including, without limitation, those specified in Section 6.01 (E), (F) and (G)), and except for ordinary wear and tear and damage that Tenant is not obligated to repair as provided elsewhere in this Lease, the cost of all repairs and maintenance to the Leased Premises shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as additional rent.

Section 7.03. Alterations or Improvements. Tenant may not make, or permit to be made, alterations to the Leased Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld. If Landlord allows Tenant to make any such alterations, Tenant shall make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building and shall comply with such requirements as Landlord considers necessary or desirable, including without limitation requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work. In addition, Tenant shall provide Landlord with evidence of insurance coverage for such alterations and detailed plans and specifications satisfactory to Landlord prior to construction of such improvements. Upon completion of such construction, Tenant shall provide Landlord with lien waivers from all persons performing work or supplying materials for such alterations and such other evidence as Landlord may require in order to assure itself that no person is in a position to assert a claim or lien against the Leased Premises or the Building in connection therewith. Tenant shall promptly pay all costs attributable to such alterations. Tenant shall promptly repair any damage to the Leased Premises or the Building caused by any such alterations. Any alterations to the Leased Premises, except movable office furniture and equipment and trade fixtures, shall become a part of the realty and the property of Landlord and shall not be removed by Tenant.

Section 7.04. Trade Fixtures. Any trade fixtures installed on the Leased Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, may, and, at the request of Landlord shall, be removed on the expiration or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repairs at its own expense any and all damage to the Leased Premises resulting from such removal. If Tenant fails to remove any such trade fixtures from the Leased Premises on the expiration or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall, at its expense, promptly remove the same and restore the Leased Premises to their prior condition. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 8 - FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

Section 8.01. Substantial Destruction of the Building or the Leased Premises. If either the Building or the Leased Premises should be substantially destroyed or damaged (which as used herein means destruction or material damage to at least one-third (1/3) of the Building or the Leased Premises) by fire or other casualty, then Landlord may, at its option, terminate this Lease by giving written notice of such termination to Tenant within thirty (30) days after the date of such casualty. If damage occurs twenty four (24) months prior to the Lease expiration or less, Tenant shall have the option to terminate this Lease. In such event, rent shall be apportioned to and shall cease as of the date of such casualty. If Landlord does not exercise this option, then the Leased Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as prior to the casualty; provided however, that with respect to the Leased Premises, Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord in accordance with Exhibit B ("Base Buildout"), and further provided that, if Tenant has made any additional improvements pursuant to Section 7.03, and landlord restores the same at a cost greater than Base Buildout, Tenant shall reimburse Landlord for the cost of reconstructing the same. In the event of such reconstruction, rent shall be abated from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the term.

Section 8.02. Partial Destruction of the Leased Premises. If the Leased Premises should be damaged by fire or other casualty, but not substantially destroyed or damaged to the extent provided in Section 8.01, then such damaged part of the Leased Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty; provided, however, that Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord in accordance with Exhibit B, and further provided that if Tenant has made any additional improvements pursuant to Section 7.03, Tenant shall reimburse Landlord for the cost of reconstructing the same. In such event, if the damage is expected to prevent Tenant from carrying on its normal business activity in the Leased Premises to a reasonable extent, rent shall be abated in the proportion that the approximate area of the damaged part bears to the total area in the Leased Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the term. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within one hundred eighty (180) days from the date of the casualty or such longer period as is reasonably necessary for Landlord to complete the repair using reasonable diligence, Tenant may, at its option, terminate this Lease by giving Landlord written notice of such termination, whereupon this Lease shall terminate.

Section 8.03. Casualty Insurance. Landlord shall at all times during the term of this Lease carry, at its own expense, a policy of insurance that insures the Building, including the Leased Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard "all-risk" casualty insurance policy); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant or that Tenant may have in the Building or the Leased Premises or any trade fixtures installed by or paid for by Tenant on the Leased Premises or any additional improvements that Tenant may construct on the Leased Premises, and Landlord shall not be liable for any loss or damage to such property, regardless of cause, including the negligence of Landlord and its employees, agents, customers and invitees. If the tenant finish improvements installed by Landlord or Tenant pursuant to Exhibit B that are in excess of the Building standard tenant finish improvements, or any alterations or improvements made by Tenant pursuant to Section 7.03, result in an increase in the premiums charged during the term of this Lease on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as additional rent after being separately billed therefor.

Section 8.04. Waiver of Subrogation. Landlord and Tenant agree to have all casualty insurance that may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder; and providing further that the insurer waives all rights of subrogation that such insurer might have against the other party. Without limiting any release or waiver of liability or recovery contained in any other section of this Lease, but rather in confirmation and furtherance thereof, Landlord waives all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord, the managing agent of the Building and their respective agents, partners, servants and employees, for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies.

         Notwithstanding the foregoing or anything contained in this Lease to the contrary, no such release or waiver of claims shall be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).

ARTICLE 9 - GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE

Section 9.01. Tenant's Responsibility. Tenant shall assume the risk of, be responsible for, have the obligation to insure against and indemnify Landlord and hold it harmless from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Leased Premises, regardless of cause, except for any loss or damage from fire or casualty as provided in Section 8.03 and except for that caused by the sole negligence of Landlord and its employees, agents, customers and invitees; and Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any adjustments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith. Notwithstanding anything herein to the contrary, Tenant shall bear the risk of any loss or damage to its property as provided in Section 8.03.

Section 9.02. Tenant's Insurance. Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in this Lease, shall at all times during the term of this Lease carry, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

A.   Worker's Compensation - minimum statutory amount.

B.   Comprehensive General Liability     --  Not less than $1,000,000 Combined
     Insurance, including Blanket,           Single Limit for both bodily injury
     Contractual Liability, Broad            and property damage.
     Form Property Damage, Personal
     Injury, Completed Operations,
     Products Liability, Fire Damage.

C. "All Risk" Casualty Coverage, Vandalism and Malicious Mischief and Sprinkler Leakage insurance, for the full cost of replacement of Tenant's property.

The insurance policy or policies for the insurance required in B and C above shall name Landlord as an additional insured and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverage. Should Tenant fail to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent.

Section 9.03. Landlord's Responsibility. Landlord shall assume the risk of, be responsible for, have the obligation to insure against and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to person (including death resulting therefrom) or property (other than Tenant's property as provided in Section 8.03) occurring in, on or about the Common Areas, regardless of cause, except for that caused by the sole negligence of Tenant and its employees, agents, customers and invitees; and Landlord hereby releases Tenant from any and all liability for the same. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

Section 9.04. Landlord's Insurance. Landlord shall, during the Lease Term, procure and keep in force the following insurance, the cost of which shall be deemed as Operating Expenses.

     1. Property insurance insuring the Building and improvements against such hazards as presently included in so-called "all-risk" coverage. Such coverage shall be written on a replacement cost basis equal to but not less than ninety percent (90%) of the full insurable replacement value of the foregoing. Such insurance shall not cover Tenant's equipment, trade fixtures, inventory, fixtures or personal property located on or in the Building or Leased Premises.

     2. Commercial general liability insurance against any and all claims for bodily injury and property damage occurring in or about the Building or the Land. Such insurance shall have combined single limit of not less than One Million Dollars ($1,000,000) per occurrence per location with a two Million Dollar ($2,000,000) aggregate limit.

     3. Such other insurance as Landlord deems necessary and prudent or required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.


ARTICLE 10 - EMINENT DOMAIN

If the whole or any part of the Leased Premises shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Leased Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant may, at its option, terminate this Lease. If a part of the Leased Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the rent shall be reduced in proportion to the part of the Leased Premises so taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award, provided, however, that any award made to Tenant with respect to its relocation expenses shall remain the property of Tenant.

ARTICLE 11 - LIENS

Notwithstanding any provision of this Lease relating to improvements, additions, alterations, repairs and/or reconstruction of or to the Leased Premises, Landlord and Tenant hereby agree and confirm that (i) Landlord has not consented and will not consent to the furnishing of any labor or materials to the Leased Premises that would or may result in any mechanics' or materialman's liens attaching to the Building or Landlord's interest in the Leased Premises, (ii) Tenant is not the agent of Landlord for the purposes of any such improvements, additions, alterations, repairs and/or reconstruction, and (iii) except as expressly provided herein, Landlord has retained no control over the manner in which any such improvements, additions, alterations, repairs and/or reconstruction are or is accomplished, and has made no agreement to make or be responsible for any payment to or for the benefit of any person furnishing labor and/or materials in connection therewith. No such person furnishing labor and/or materials to or for the account of Tenant shall be entitled to claim any lien against the Building or the interest of Landlord in the Leased Premises and such person(s) shall look solely to Tenant and the leasehold interest of Tenant under this Lease for satisfaction of any such claims. If, because of any act or omission of Tenant or any person claiming by, through or under Tenant, any mechanic's, material-man's or other lien shall be filed and/or asserted against the Leased Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record within thirty (30) days after the date of filing thereof, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting therefrom or by reason thereof. Landlord may, but shall not be obligated to, pay the claim upon which such lien is based so as to have such lien released of record; and, if Landlord does so, then Tenant shall pay to Landlord, as additional rent, upon demand, the amount of such claim, plus all other costs and expenses incurred in connection therewith, plus interest thereon at the Delinquency Interest Rate until paid. This section shall survive the expiration or earlier termination of this Lease.

ARTICLE 12 - RENTAL, PERSONAL PROPERTY AND OTHER TAXES

Tenant shall pay before delinquency any and all taxes, assessments, fees or charges, including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operations in the Leased Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Leased Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as additional rent. If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Leased Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate governmental official's records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

ARTICLE 13 - ASSIGNMENT AND SUBLETTING

Tenant may not assign this Lease or sublet the Leased Premises or any part thereof without the prior written consent of Landlord, which consent will not be unreasonably withheld; and any attempted assignment or subletting without such consent shall be invalid. At least thirty (30) days prior to the proposed effective date of such assignment or sublease, Tenant shall provide Landlord a signed original of the document. Tenant shall also provide, at Landlord's request, any information on the proposed assignee or subtenant that Landlord may require to make a determination of the quality of such proposed assignee or subtenant. In the event of a permitted assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease except as may be otherwise provided for herein. No assignment or subletting of the Leased Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant's obligations under this Lease. Upon the occurrence of a default hereunder, if all or any part of the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a waiver or release of Tenant from the further performance of its obligations under this Lease or the making of a new lease with such assignee or subtenant. If Tenant shall make any assignment or sublease, with Landlord's consent, for a rental in excess of the rent payable under this Lease (including any applicable escalations), Tenant shall not be entitled to keep such excess, and Tenant shall pay to Landlord fifty (50%) of any such excess rental upon receipt.

Landlord may refuse to give its consent to any proposed assignment or subletting for any reason, including, but not limited to Landlord's determination that its interest in the Lease or the Leased Premises would be adversely affected by (i) the financial condition, creditworthiness or business reputation of the proposed assignee or subtenant, (ii) the prevailing market or quoted rental rates for space in the Building or other comparable buildings, or (iii) the proposed use of the Leased Premises by, or business of, the proposed assignee or subtenant. If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within thirty (30) days after receiving notice of the proposal, terminate this Lease by giving Tenant thirty (30) days prior written notice of such termination, whereupon this Lease shall terminate.

ARTICLE 14 - TRANSFERS BY LANDLORD

Section 14.01. Sale and Conveyance of the Building. Landlord shall have the right to sell and convey the Building at any time during the term of this Lease, subject only to the rights of Tenant hereunder; and such sale and conveyance shall operate to release Landlord from liability hereunder after the date of such conveyance as provided in Section 15.04;provided, however, that such release shall not be effective relative to obligations of the Landlord which arose and matured prior to or as of the date of such conveyance.

Section 14.02. Subordination. Landlord shall have the right to subordinate this Lease to any mortgage or deed of trust (herein a "mortgage") presently existing or hereafter placed upon the Building by so declaring in such mortgage, and the recording of any such mortgage shall make it prior and superior to this Lease regardless of the date of execution or recording of either document. So long as non-disturbance obligations in favor of Tenant are included in a form acceptable to Tenant, Tenant shall, at Landlord's request, execute and deliver to Landlord, without cost, any instrument that may be deemed necessary or desirable by Landlord to confirm the subordination of this Lease and an Estoppel Certificate in the form attached hereto as Exhibit D, and if Tenant fails to do so within ten (10) business days of being provided with the documentation thereof, Tenant shall be deemed to have approved and agreed to same and Landlord may execute such instrument(s) in the name and as the act of Tenant.. Notwithstanding the foregoing, no default by Landlord under any such mortgage shall affect Tenant's rights hereunder so long as Tenant is not in default under this Lease. Tenant shall, in the event any proceedings are brought for the foreclosure of any such mortgage, attorn to the purchaser upon any such foreclosure and recognize such purchaser as the landlord under this Lease.

ARTICLE 15 -- DEFAULTS AND REMEDIES

Section 15.01. Defaults by Tenant. The occurrence of any one or more of the following events shall be a default under and breach of this Lease by Tenant:

A. Tenant shall fail to pay any Monthly Rental Installment of Minimum Annual Rent within five (5) days after such payment is due, or Tenant shall fail to pay the Annual Rental Adjustment or any other amounts due Landlord from Tenant as additional rent or otherwise within ten
          (10) days after such payment has not been made.

B. Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same and does so complete the required action within a time deemed to be reasonable by Landlord.

C. Tenant shall vacate or abandon the Leased Premises for any period, or fail to occupy for a period of thirty consecutive (30) days the Leased Premises or any substantial portion thereof except as provided in
          Article 8.

D. A trustee or receiver shall be appointed to take possession of substantially all of Tenant"s assets in, on or about the Leased Premises or of Tenant"s interest in this Lease (and Tenant does not regain possession within sixty (60) days after such appointment); Tenant shall make an assignment for the benefit of creditors; or substantially all of Tenant"s assets in, on or about the Leased Premises or

         Tenant"s interest in this Lease shall be attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

E. A petition in bankruptcy, insolvency, or for reorganization or arrangement shall be filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same).

Section 15.02. Remedies of Landlord. Upon the occurrence of any event of default set forth in Section 15.01, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised at Landlord"s option without further notice to or demand upon Tenant:

A. Landlord may apply the security deposit and/or re-enter the Leased Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses that Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage that Tenant may sustain by reason of Landlord"s action unless caused by reckless or willful misconduct on the part of Landlord.

B.       1.       Landlord may terminate this Lease as of the date of such
                  default, in which event: (i) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Leased Premises, and Tenant shall immediately thereafter surrender the Leased Premises to Landlord; (ii) Landlord may re-enter the Leased Premises and dispossess Tenant or any other occupants of the Leased
                  Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy that Landlord may have for possession or arrearages in rent or other sums due hereunder; and (iii) notwithstanding the termination of this Lease, Landlord may declare all rent that would have been due under this Lease for the balance of the term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage that Landlord may sustain by reason of such termination, less an amount equal to the reasonable rental value of the Leased Premises for the remainder of the term of this Lease (taking into account expenses of re-letting), it being expressly understood and agreed that the liabilities and remedies specified in this Subsection (B)(1) of Section 15.02 shall survive the termination of this Lease; or

         2. Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part of the Leased Premises for a term different from that which otherwise would have constituted the balance of the term of this Lease and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period that otherwise would have constituted the balance of the term of this Lease, together with all of Landlord's reasonable costs and expenses for preparing the Leased Premises for re-letting, including all repairs, tenant finish improvements, brokers' and attorneys' fees, and all loss or damage that Landlord may sustain by reason of such re-entry and re-letting. Landlord shall use reasonable efforts to mitigate its damages by reletting the Leased Premises; provided, however, that such shall not require Landlord to relet the Leased Premises on the same terms and conditions as set forth herein.

C. Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

D. In the event that Tenant fails to pay within ten (10) days of the date due and payable any Monthly Rental Installment of Minimum Annual Rent or any monthly installment of the Annual Rental Adjustment, Tenant shall pay to Landlord, to the fullest extent permitted by applicable law, a late charge of four percent (4%) of the amount due and unpaid in order to compensate Landlord for the costs and expenses of administering, handling and processing late payments.

E. In the event Tenant fails to pay within thirty (30) days after the same is due and payable any Monthly Rental Installment of Minimum Annual Rent, any monthly installment of the Annual Rental Adjustment, or any other sum or charge required to be paid by Tenant to Landlord, such unpaid amount shall bear interest from the due date thereof to the date of payment at the Delinquency Interest Rate until paid.

Section 15.03. Default by Landlord and Remedies of Tenant. It shall be a default under and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after written notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same. Tenant shall not be entitled to terminate this Lease or withhold or abate any rent due hereunder as a result of any such default.

Section 15.04. Non-Waiver of Defaults. The failure or delay by either party hereto to exercise or enforce at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default and/or breach of this Lease shall be deemed to be a waiver of any other default and/or breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 15.05. Attorneys' Fees. In the event either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the nondefaulting party employs attorneys to enforce all or any part of this Lease, collect any rent due or to become due or recover possession of the Leased Premises, the defaulting party agrees to reimburse the nondefaulting party for the attorneys' fees incurred thereby once a default is determined to have occurred, whether by judgment or otherwise.

ARTICLE 16 - LANDLORD'S RIGHT TO RELOCATE TENANT

Paragraph Intentionally Omitted.

ARTICLE 17 - NOTICE AND PLACE OF PAYMENT

Section 17.01. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by registered or certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Item N of the Basic Lease Provisions. When so mailed, the notice shall be deemed to have been given as of the date it was mailed. The address specified in Item N of the Basic Lease Provisions may be changed by giving written notice thereof to the other party.

Section 17.02. Place of Payment. All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord's management agent at the address specified in Item N of the Basic Lease Provisions or any other address Landlord may specify from time to time by written notice given to Tenant.

ARTICLE 18 - TENANT'S ENVIRONMENTAL REPRESENTATIONS, COVENANTS AND INDEMNITIES

A. Tenant shall comply with all rules, laws, orders, ordinances, directions, regulations and requirements pertaining to air and water quality, Hazardous Materials (as hereinafter defined), waste disposal, air emissions and other environmental matters.

B. Any Hazardous Materials brought upon, kept or used in or about the Leased Premises by Tenant, its agents, employees, contractors or invitees shall be used, kept and stored in a manner that complies with all laws regulating such Hazardous Materials. No Hazardous Materials shall be brought upon, kept or used in or about the Leased Premises unless such Hazardous Materials are necessary or useful to Tenant"s business as specified in Item J of the Basic Lease Provisions.

C. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Leased Premises or the Building, damages for the loss or restriction on use of rentable or usable space, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys" fees, consultant fees and expert fees) that arise during or after the term of this Lease in connection with contamination of the Leased Premises or the Building by Hazardous Materials as a result of Tenant"s use or activities, or the activities of Tenant"s invitees, employees, agents or contractors. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision. Without limiting the foregoing, if the presence of any Hazardous Material in the Leased Premises or the Building caused or permitted by Tenant, its invitees, employees, agents, contractors or invitees results in any contamination of the Leased Premises of the Building, Tenant shall promptly take all actions at its sole expense as are necessary to return the Leased Premises and/or the Building to the condition existing prior to the presence of any such Hazardous Materials; provided that Landlord"s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld. The foregoing indemnity and covenants shall survive the expiration or earlier termination of this Lease.

D. As used herein, the term ""Hazardous Materials"" means any hazardous or toxic substances, materials or wastes, including, but not limited, to those substances, materials or wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or designated by the United States Environmental Protection Agency as hazardous substances (40 CFR Part 302) or hazardous waste (40 CFR Part
         261), petroleum products, asbestos and such other substances, materials and wastes that are or become regulated under any applicable state, federal or local law, rule, regulation or ordinance.

ARTICLE 19 - MISCELLANEOUS GENERAL PROVISIONS

Section 19.01. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises or the Building or with respect to the suitability or condition of any part of the Building for the conduct of Tenant's business except as provided in this Lease.

Section 19.02. Insolvency or Bankruptcy. In no event shall this Lease be assigned or assignable by operation of law, and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency or reorganization proceeding.


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

Section 19.03. Common Areas. The term Common Areas, as used in this Lease, refers to the areas of the Building and the land described in Exhibit A-1 that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Landlord as part of the Common Areas of the Building. Tenant shall have the non-exclusive right, in common with others, to the use of the Common Areas, subject to such nondiscriminatory rules and regulations as may be adopted from time to time by Landlord including those set forth in Section 5.02 and Exhibit C of this Lease.

Section 19.04. Choice of Law. This Lease shall be governed by and construed pursuant to the laws of the State of Tennessee.

Section 19.05. Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

Section 19.06. Name. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Leased Premises, and in no event shall Tenant acquire any rights in or to such name.

Section 19.07. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 19.08. Time. Time is of the essence of this Lease and each and all of its provisions.

Section 19.09. Defined Terms and Headings. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles and sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

Section 19.10. Prior Agreements; Amendments in Writing. This Lease and the letter of understanding executed pursuant to Section 2.03 hereof contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or agreed to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

Section 19.11. Payment of and Indemnification for Leasing Commissions. The parties hereby acknowledge, represent and warrant that the only real estate broker or brokers involved in the negotiation and execution of this Lease is that (or are those) named in Item I of the Basic Lease Provisions and that no other broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease. Tenant hereby indemnifies and holds Landlord harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

Section 19.12. Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

Section 19.13. Estoppel Certificate. Provided that the statements made therein are accurate at the time of request, Tenant shall, within ten (10) days following receipt of a written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement, in the form attached hereto as Exhibit D or in such other form as Landlord may, in the exercise of its normal business judgment, request, certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, and (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed). Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Building. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord's performance hereunder.

Section 19.14. Services Performed by Landlord. Any services that Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option, be furnished from time to time, in whole or in part, by employees of Landlord, by the managing agent of the Building, or by one or more third persons; and Landlord further reserves the right to require Tenant to enter into agreements with such third persons in form and content approved by Landlord for the furnishing of such services.

Section 19.15. Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; man-made or natural casualties; unusual weather conditions or other acts of God; acts or omissions of governmental or political bodies; or civil disturbances or riots.


IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                            LANDLORD:

                                            BURTON HILLS III, L. L. C.

                                            BY: /s/ Alex S. Palmer
                                                -----------------------------
                                                Alex S. Palmer, Chief Manager


                                            TENANT:

                                            AMSURG CORPORATION


                                            By:  /s/ Ken P. McDonald
                                                 -----------------------------
                                            Title:  President
                                                    --------------------------

STATE OF TENNESSEE
COUNTY OF DAVIDSON

         Personally appeared before me, the undersigned, a Notary Public in and for the State and County aforesaid, Alex S. Palmer, as Managing Partner of Burton Hills III, L.L.C., the within named bargainor, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that he executed the within instrument for the purposes therein contained.

         WITNESS my hand, at office, this 6th day of April, 1999.


/s/ Suzanne C. McDaniel
---------------------------
Notary Public


My Commission Expires:

January 25, 2003
---------------------------







STATE OF TENNESSEE
COUNTY OF DAVIDSON

         Before me, the undersigned, a Notary Public in and for the State and County aforesaid, personally appeared Ken McDonald, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the President of AmSurg, the within named bargainor, a corporation, and that as such officer, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

         WITNESS my hand, at office, this 24th day of February, 1999.

/s/ Lynn A. Catt
------------------------
Notary Public


My Commission Expires:

September 28, 2002
------------------------

                                 LEASE GUARANTY


Section Intentionally Omitted.

SCHEDULE OF EXHIBITS


         Exhibit A-1       Description of Land
         Exhibit A-2       Description of Leased Premises
         Exhibit B         Landlord's Work With Respect to the Leased Premises
         Exhibit C         Rules and Regulations
         Exhibit D         Estoppel Certificate

                                   EXHIBIT A-1

                               Description of Land

Land in Davidson County, Tennessee, being Tract No. 18, on the Plan of Resubdivision of Tracts 15 and 18 of Burton Hills, as shown on plat of record in Plat Book 6900, page 607, in the Register's Office of Davidson County, Tennessee, to which plat reference is hereby made for a more particular description.

Being the same property conveyed to Burton Hills III, LLC by deed from Tennessee Real Estate Investments, L. P., of record in Book 9780, page 817, Register's Office for Davidson County, Tennessee.

                                   EXHIBIT A-2

                         Description of Leased Premises

The Leased Premises are to be constructed as shown in the plans dated April 12, 1999, prepared by Adamson Ritzen, Inc., project ARI #99005.00.

                                    EXHIBIT B

                 Landlord's Work With Respect To Leased Premises


         The work to be performed by Landlord within and with respect to the Leased Premises consists of:

1. Landlord agrees that it will oversee the completion of the Improvements of the required tenant finish improvements in Exhibit A-2, and insure that they are completed prior to the commencement date as stated in this lease.

2. Tenant shall be responsible for all costs and expenses of the Improvements which shall be the difference between (the "Tenant's Share"):

         a) The amount of $275,000.00, which is the amount of Landlord's contribution toward the Improvements. (This allowance shall include the $250,000.00 Construction Fund currently being held in escrow by Lawyers Title Insurance Corporation, and a $25,000.00 contribution from Burton Hills III, LLC to the Contractor); and

         b) The lesser of (i) the amount of the Contractor's Bid from The Parent Company as approved by Tenant in no event later than May 14, 1999, which is attached hereto as a part of this Exhibit B; or (ii) the actual cost of the Improvements.

         Tenant shall not be responsible for any other costs or expenses, except as expressly set forth hereinabove. Tenant shall pay to Landlord Tenant's Share upon completion of the Improvements, as set forth in the Lease, and upon delivery to Tenant of a written breakdown, in a form reasonably acceptable to Tenant, of the actual cost of the Improvements.

         This Exhibit constitutes an understanding of the agreement between the two parties with respect to the Improvements within the Leased Premises.




AMSURG CORPORATION                           BURTON HILLS, LLC.

By:  /s/ Ken P. McDonald                     By:  /s/ Alex S. Palmer
     ---------------------------                  ------------------------
Title: President, CEO                        Title: Chief Manager
       -------------------------                    ----------------------

                                    EXHIBIT C

                              RULES AND REGULATIONS


         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls shall not be obstructed or used for any purpose other than ingress and egress.

         2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard window treatments without Landlord's prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

         3. Unless expressly permitted in a tenant's lease, no sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises or the Building without the prior written consent of Landlord. In the event of a violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to tenant. Standard interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by the Landlord, at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. The directory tablet will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering.

         4. The sashes, sash doors, windows and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

         5. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

         6. No tenant shall mark, paint, drill into or in any way deface any part of the Leased Premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.

         7. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on the Leased Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenants and their employees shall be permitted provided power shall not exceed that amount which can be provided by a 30 ampere circuit. No Tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate the Leased Premises.

         8. The Leased Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Leased Premises. No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics or tobacco in any form, or as a barber or manicure shop, or as an employment bureau without the express written consent of Landlord. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

         9. No tenant shall make or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, phonograph or unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.

         10. No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Leased Premises any inflammable, combustible or explosive fluid, chemical or substance.

         11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must upon the termination of his tenancy, restore to the Landlord all keys of stores, offices and toilet rooms furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

         12. All removals or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours that Landlord shall reasonably determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be done upon Previous notice to the manager of the Building and under its supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles that violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

         13. No tenant shall purchase water, ice, towel, janitorial or maintenance or other like services from any person or persons not approved by Landlord.

         14. Landlord shall have the right to prohibit any advertising by any tenant that, in Landlord's opinion tends to impair the reputation of the Building or its desirability as an office location, and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.

         15. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. and at all hours on Sunday and legal holidays all persons who do not present a pass to the Building approved by Landlord. Landlord will furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom he requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the Tenants and the protection of the Building and the property in the Building.

         16. Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of the Leased Premises, be subject to and under the control and direction of the manager of the Building but not as an agent or servant of said superintendent or of the Landlord, and such tenant shall be responsible for all acts of such persons.



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         17. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

         18. The requirements of tenant will be attended to only upon application to the General Partner or the management agent designated thereby.

         19. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

         20. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Leased Premises in settings approved by Landlord to absorb or prevent any vibration, noise or annoyance.

         21. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

         22. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

         23. No vending machine or machines of any description shall be installed, maintained or operated within the Leased Premises without the written consent of Landlord.

         24. The scheduling of Tenant move-ins shall be subject to the reasonable discretion of Landlord.






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                                    EXHIBIT D

                              ESTOPPEL CERTIFICATE


PREMISES:          Nashville, Tennessee

LEASE DATED:

LANDLORD:          Burton Hills III, L. L. C.

TENANT:            Amsurg Corporation


         The undersigned, the tenant under the above lease, certifies to, the mortgagee or purchaser of the above premises, that said lease is presently in full force and effect and unmodified except as indicated at the end of this certificate; that the term thereof has commenced and full rental is now accruing thereunder; that the undersigned has accepted possession of said premises and that any improvements required by the terms of said lease to be made by the Landlord have been completed to the satisfaction of the undersigned; that no rent under said lease has been paid more than thirty (30) days in advance of its due date; that the undersigned, as of this date, has no charge, lien or claim of offset under said lease or otherwise against rents or other charges due or to become due thereunder; and that there are no presently existing defaults on the part of the Landlord under the lease except as indicated at the end of this certificate.

         Dated ___________________, 19________.



                                  TENANT:

                                     AMSURG CORPORATION





                                     By:____________________________________

                                     Title:_________________________________







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